As filed with the Securities and Exchange Commission on August 20, 2001

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              eFoodSafety.com, Inc.
                 (Name of Small Business Issuer in its charter)

            Nevada                    2870                  62-1772151
  (State of Incorporation) (Primary Standard Industrial (I.R.S. Employer ID.)
                               Classification No.)

                            350 West Caldwell Avenue
                                Visalia, CA 93277
                              (559) 741-2065 Phone
                               (559) 741-2066 Fax
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)

                            Patricia Ross, President
                              eFoodSafety.com, Inc.
                            350 West Caldwell Avenue
                                Visalia, CA 93277

                               Michael J. Daniels
                            3350 Durango, Suite 1016
                             Las Vegas, Nevada 89129
                                 (727) 384-1330
           (Name, address, and telephone number of agent for service)

                                   Copies to:

Daniels, McGowan & Associates                  Daniels, McGowan & Associates
1201 Allen Market Lane, Suite 200              Two Penn Center Plaza - Suite 200
St. Louis, MO 63104                            Philadelphia, PA  19102
Richard E. Daniels, Esq.                       Richard E. Daniels, Esq.
314-621-2728 Phone                             215-854-6396 Phone
314-621-3388 Fax                               215-854-6334 Fax

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /----/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /----/

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. /----/

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
/----/

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /----/

                         CALCULATION OF REGISTRATION FEE
Title of Each      Dollar        Proposed      Proposed
Class of           Amount        Maximum       Maximum             Amount of
Securities to      to be         Price         Aggregate           Registration
be Registered      Registered    Per Share     Price               Fee

Common Stock       12,540,000    $.003         $37,620*             $13
$0.0005 par value

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


The registrant hereby amends this registration on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with section 8(A) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

                              eFoodSafety.com, Inc.
                              CROSS REFERENCE SHEET

ITEM NUMBER IN FORM SB-2 AND TITLE OF ITEM                          LOCATION IN PROSPECTUS
PROSPECTUS

Item 1.  Front of Registration Statement and
                 Outside Front Cover of Prospectus                  Cover Page
Item 2.  Inside Front and Outside Back Cover
              Pages of Prospectus                                   Inside Front and Outside Cover Pages
                                                                    of  Prospectus
Item 3.  Summary Information and Risk Factors                       Prospectus Summary; The Company;
                                                                    Risk Factors
Item 4.  Use of Proceeds                                            Use of Proceeds
Item 5. Determination of Offering Price                             Determination of Re-sale Price
Item 6.  Dilution                                                   Not Applicable
Item 7.  Selling Shareholders                                       Selling Shareholders
Item 8.  Plan of Distribution                                       Plan of Distribution
Item 9.  Legal Proceedings                                          Legal Proceedings
Item 10. Directors, Executive Officers,
              Promoters and Control Persons                         Management
Item 11. Security Ownership of Certain Beneficial
              Owners and Management                                 Management-Principal Shareholders
Item 12. Description of Securities                                  Description of Securities
Item 13. Interest of Named Experts and Counsel                      Interest of Named Experts and Counsel
Item 14. Disclosure of Commission Position on
             Indemnification                                        Indemnification of Officers and Directors
Item 15. Organization Within Last Five Years                        Description of Business and Plan of Operation
Item 16. Description of Business                                    Description of Business and Plan of Operation
Item 17. Management's Discussion and Analysis or
              Plan of Operation                                     Description of Business and Plan of Operation
Item 18. Description of Property.                                   Description of Property
Item 19. Certain Relationships and
              Related Transactions                                  Certain Relationships and Related Transactions
Item 20. Market for Common Equity and Related                       Plan of Distribution; Shares Eligible for Future
              Stockholder Matters                                   Use
Item 21. Executive Compensation                                     Management, Executive Compensation
Item 22. Financial Statements                                       Financial Statements
Item 23. Changes In and Disagreements
               With Accountants on Accounting
               and Financial Disclosure                             Not Applicable

PART II
Item 24. Indemnification of Directors and Officers                  Indemnification of Directors and Officers
Item 25. Other Expenses of Issuance and Distribution                Other Expenses of Issuance and Distribution
Item 26. Recent Sales of Unregistered Securities                    Recent Sales of Unregistered Securities
Item 27. Exhibits                                                   Exhibits
Item 28. Undertakings                                               Undertakings

                    SUBJECT TO COMPLETION, DATED April , 2002

PROSPECTUS

                              EFOODSAFETY.COM, INC.

                        12,540,000 SHARES OF COMMON STOCK

      This prospectus covers the resale, from time to time, of up to 12,540,000 shares of common stock of eFoodSafety.com, Inc. ("eFood") in the over-the-counter market, at prevailing market prices, at negotiated prices, or otherwise.

      eFood will not be receiving any of the proceeds from the sale of the shares by selling shareholders, but will bear all of the expenses of the registration of the shares.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 5.

      Our common stock is not currently listed or quoted on any quotation medium. There is no public trading market for our stock.

                                -----------------

Neither the SEC nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this preliminary prospectus is not complete and may be changed. We are not allowed to sell the common stock offered by this prospectus until the registration statement we have filed with the SEC becomes effective. This preliminary prospectus is not an offer to sell our stock nor does it solicit offers to buy our stock in any state where the offer of sale is not permitted.

                                -----------------
                                                               Per Share   Total
Public offering price.........................................     %         $
Underwriting discount.........................................     %         $
Proceed, before expenses......................................     %         $


It is currently estimated that the initial public offering price will be between $1.00 and $2.00 per share. The selling group is not required to sell any specific number or dollar amounts but will use their best efforts to sell the securities offered by the selling shareholders.



The date of this Prospectus is April , 2002.

                                TABLE OF CONTENTS

                                                                            Page
Prospectus Summary                                                            3
Risk Factors                                                                  3
Forward-Looking Statements                                                    6
Use of Proceed                                                                6
Determination of Re-Sale Price                                                6
Selling Shareholders                                                          7
Plan of Distribution                                                          8
Legal Proceedings                                                             8
Management                                                                    8
Executive Compensation                                                       10
Recent Sales of Unregistered Securities                                      10
Principal Shareholders                                                       11
Description of Securities                                                    12
Shares Eligible for Future Sale                                              13
Description of Business and Plan of Operation                                13
Description of Property                                                      15
Interest of Named Experts and Counsel                                        15
Transfer Agent and Registrar                                                 16
Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities                        16
Certain Relationships and Related Transactions                               16
Additional Information                                                       17

      Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this re-sale, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the securities described in this prospectus other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by eFood. Neither the delivery of this prospectus nor any [re-sale] made pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of eFood since the date of this prospectus or that the information contained in it is correct as of any time subsequent to its date.

In this prospectus, references to the "company", "eFood", "we", "us", and "our" refer to eFoodSafety.com, Inc.

                               PROSPECTUS SUMMARY

      The following summary does not contain all the information that may be important to you. You should read this entire prospectus carefully, especially "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus, before deciding to invest in shares of our common stock. This prospectus contains forward-looking statements that are based upon the beliefs of our management, but involve risks and uncertainties. Our actual results or experience could differ significantly from the results discussed in the forward-looking statements.

                                   The Company

      We were incorporated in Nevada on October 28, 1996 as DJH International, Inc., to wholesale products to businesses; and via the Internet to businesses and the general public where applicable. While developing the business, a merger with Global Procurement Systems was completed on October 16, 2000, and a name change to eFoodSafety.com, Inc. was accomplished. Upon the merger, Ms. Patricia Ross assumed the official duties as president of the corporation and brought the corporation on its present path of developing sanitation services and products in the fruit and vegetable market worldwide. Due to lack of financial resources, no products or services are currently being offered.

                               Covered Securities

      We  previously   issued  29,335,000  shares  of  our  common  stock.  This
prospectus covers any resale of the following shares.

      Common Stock Registered for Resale                              12,540,000
      Common Stock Outstanding prior to the Offering                  29,335,000
      Common Stock Outstanding after the Offering                     29,335,000


                                  RISK FACTORS

      An investment in our common stock is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully before making any investment decisions with respect to purchasing our common stock. This prospectus contains, in addition to the lack of historical information, forward-looking statements that involve risks and uncertainties. eFood's actual results may differ materially from the results discussed in the forward-looking statements. This Risk Factors section includes all risks that we consider to be material.

(1) We are a development stage company, with no operating history, and you could lose your entire investment.

      Our business has not shown a profit. Since we commenced operations in October of 1996, we have accumulated a negligible net loss through the present. A year-end profit may not be realized in the year ending December 31, 2002 and profitability may not be achieved in the future. In addition, we are in poor financial condition from a lack of capital.

(2)  Financial risk of dependence on key personnel.

      The success of the company will depend to a great extent on Patricia Ross and her management team. These individuals may not remain with the company due to the lack of employment contracts. If we lose our key personnel, our business may suffer. We depend substantially on the continued services and performance of our senior management and, in particular, their contacts and relationships, especially within the fresh fruit and vegetable industry.

(3) Risk of loss of investment due to highly competitive nature of our industry.

      The market for sanitation products for fruits and vegetables is intensely competitive, and the specific niche the company is entering also carries with it a high degree of risk. eFood has no operating history or any revenues from operations. eFood has no assets or financial resources. eFood has operated at a loss and will continue to do so for some time.

      We are smaller than our national competitors, and consequently lack the financial resources to enter new markets or increase existing market share. In fact, we compete with several companies that specialize in the $5 billion dollar fruit and vegetable sanitation market. Most of these companies have longer histories, greater name recognition, and more financial resources than we do.

(4) Risk of liquidity, as there is no public market for our shares, and no assurance of a public trading market developing.

     Purchasers of these shares are at risk of no liquidity for their investment.

      Prior to this offering, there has been no established trading market for our securities. A regular trading market for the securities may not develop after completion of this offering. If a trading market does develop for the securities offered hereby, it may not be sustained.

 (5) Risk due to possibility of highly volatile stock price.

      Should a market develop for our shares, the trading price of the common stock may be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other Internet or produce and procurement oriented companies, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for produce and procurement companies in particular, has experienced extreme price and volume fluctuations which have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against such companies. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, results of operations, and financial condition.

(6)  Risk of reduced liquidity of "penny stocks".

      The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" as any equity security that has a market price of less than $5.00 per share and that is not traded on a national stock exchange, NASDAQ or the NASDAQ National Market System. Now, or sometime in the future, penny stocks could be removed from NASDAQ or the NASDAQ National Market System or the securities may become subject to rules of the Commission that impose additional sales practice requirements on broker-dealers effecting transactions in penny stocks. In most instances, unless the purchaser is either
(i) an institutional accredited investor, (ii) the issuer, (iii) a director, officer, general partner or beneficial owner of more than five percent (5 %) of any class of equity security of the issuer of the stock that is the subject of the transaction, or (iv) an established customer of the broker-dealer, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, on any transaction involving a penny stock, the rules of the Commission require, among other things, the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market and the risks associated with investing in penny stocks. The broker dealer also must disclose the commissions payable to both the broker-dealer and registered representative and current quotations for the securities. Finally, among other requirements, monthly statements must be sent to the purchaser of the penny stock disclosing recent price information for the penny stock held in the purchaser's account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the securities and may affect the ability of purchasers in this Offering to sell the securities in the secondary market.

(7)  Risk due to minority status of new investors.

      Upon completion of this registration, our directors and executive officers will beneficially own approximately 16,795,000 million common shares; approximately 57.26% of the outstanding common stock if all the shares offered are sold. As a result, these stockholders, if they act as a group, will have a significant influence on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such control may have the effect of delaying or preventing a change in control of the Company. See "Principal and Selling Stockholders".


(8) Risk due to lack of funds.

       The company presently lacks sufficient funds to begin operations. No products or services are presently being offered.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the Internet and food safety and sanitation industries, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

         (A) an abrupt economic change resulting in an unexpected downturn in demand;

         (B) governmental restrictions or excessive taxes on imports and exports;

         (C) over-abundance of products and services related to the produce and procurement industries;

         (D) economic resources to support the retail and wholesale promotion of new products and services;

         (E) expansion plans, access to potential clients and advances in technology; and

         (F) lack of working capital that could hinder the promotion and distribution of products and services to a broader based wholesale population.

         (G) the Company presently has insufficient funds to start operations.

                                 USE OF PROCEEDS

      The principal purpose of this registration is to create a more liquid public market for eFood's common stock. Upon the effectiveness of this registration statement, a portion of eFood's outstanding shares of common stock will be eligible for resale under the Securities Act. While eFood will bear the expenses of the registration of the shares, eFood will not realize any proceeds from any actual resale of the shares that might occur in the future. The selling shareholders will receive all proceeds from any resale.

                         DETERMINATION OF RE-SALE PRICE

      This is not an offering of securities, but a registration of existing shares of common stock held by selling shareholders. Therefore, there is no offering price. The re-sales of shares, if any, will take place at then current market prices or, in the absence of an established market, at negotiated prices; or both.

      Our business is subject to compliance with various government regulations. We are subject to regulation by numerous governmental agencies, the most active of which is the Securities and Exchange Commission (the "SEC"), which will regulate our status as a fully reporting company.

                              SELLING SHAREHOLDERS

      The following table sets forth certain information as of the date of this prospectus, with respect to the selling shareholders for whom eFood is registering shares for resale to the public. All of the shares listed in the table were purchased from and issued by eFood Safety on October 9, 2000 for cash at $0.0005 (par value) per share. There are no known relationships between any of the shareholders, or eFood's management. The maximum number of shares that could be offered by the selling shareholders is 12,540,000. The amount of stock eligible for sale pursuant to Rule 144 is 16,795,000. The total number of shareholders of our common stock is approximately 33.

        No persons selling the company's stock are considered broker/dealers or affiliates of broker/dealers.

                                     Shares                              No. of Shares
                                     Beneficially                        to be Registered       % Owned
    Name of                          Owned Prior to          % Owned     Pursuant to            After
    Security Holder                  Registration            Prior       this Prospectus        Registration
    Regency Financial
    Services, Ltd.                    2,347,500              8.0         2,347,500              8.0
    Berkshire Capital
    Management Co. Inc.               2,292,500              7.8         2,292,500              7.8
    Gina Della Femina                   100,000              0.034         100,000              0.034
    Steven A. Sanders                   100,000              0.034         100,000              0.034
    Laurence and Elisabeth
    Paredes                              15,000              0.005          15,000              0.005
    Ronald Sparkman                   2,040,000              7.0         2,040,000              7.0
    Stone Castle Keep, Inc.           2,040,000              7.0         2,040,000              7.0
    John M. Peragine                    525,000              1.8           525,000              1.8
    James Mylock, Jr.                   525,000              1.8           525,000              1.8
    Andreas Lintzeris                   525,000              1.8           525,000              1.8
    Jon Callahan                        525,000              1.8           525,000              1.8
    Daniel Grieco                        10,000              0.0034         10,000              0.0034
    Amanda E. Johnson                   525,000              1.8           525,000              1.8
    Milton Irizarry                     525,000              1.8           525,000              1.8
    John C. Sypek                       325,000              0.009         325,000              1.1
    Diane J. Harrison                       500              0.0002            500              0.0002
    William B. Harrison, II                 500              0.0002            500              0.0002
    Norman Davis                            500              0.0002            500              0.0002
    Sheryl Cerasani                         500              0.0002            500              0.0002
    Eileen Daniels                          500              0.0002            500              0.0002
    Daniel Terzo                            500              0.0002            500              0.0002
    Lynnette Sparks                         500              0.0002            500              0.0002
    Debra Lynn Hensen                       500              0.0002            500              0.0002

                                     Shares                              No. of Shares
                                     Beneficially                        to be Registered       % Owned
    Name of                          Owned Prior to          % Owned     Pursuant to            After
    Security Holder                  Registration            Prior       this Prospectus        Registration

    Sandra Taunton                          500              0.0002            500              0.0002
    Wilma J. & William B.
    Harrison                                500              0.0002            500              0.0002
    Donald & Cathy
    Hejmanowski                             500              0.0002            500              0.0002
    Arthur Rigsby                           500              0.0002            500              0.0002
    Michael J. Daniels                  114,000              0.4           114,000              0.4

      All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

                              PLAN OF DISTRIBUTION

      To our knowledge, none of the selling shareholders has made any arrangement with any brokerage firm for the sale of the shares. The selling shareholders have advised us that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of sale.

      Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      eFood has not registered its shares for resale under the securities or "blue sky" laws of any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state "blue sky" restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of eFood's common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify eFood's common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of development stage issuers.

                                LEGAL PROCEEDINGS

      We are not a party to any legal proceedings.

                                   MANAGEMENT

      We currently have no paid full time employees. The management team, consisting of the following individuals, is conducting the business of the company:

   NAME                                          POSITION                    AGE
Patricia Ross                             President/Treasurer/Director        60
Clarence W. Karney                        CEO/Secretary/Director              60
Lindsey Lee                               CFO                                 42
Scott McFee                               VP Operations/Director              43
Raymond Klocke                            Director                            58
Thomas Gunn                               Director                            63

        There are no family relationships among the officers and directors.

        Patricia Ross, President, Treasurer, and director, was president of Prime World Travel, Inc., a full service travel agency in Phoenix, Ariz., from May 1995 to September 2000. From November 2000 to the present, she has been a Managing Account Representative in the Executive Travel Department of American Express. From April 1999 through September 1999, Ms. Ross also served as Vice President of Food Safety Systems, a food processing company. Diversified Funds, a publicly traded holding company, acquired Food Safety Systems in the summer of 1999.

       Ms. Ross has served eFood as a director for one year of a three-year term. She was elected the first woman president of the Chamber of Commerce in Arizona, selected to represent Arizona at the White House Conference for Small Business, and is currently a Trustee on the Board of Directors for the Arizona Small Business Association.

      Clarence W. Karney, CEO, Secretary, and director, founded Karney & Associates, a consulting firm, in 1984. He is presently acting president of that firm, which is located in Visalia, California. Previously, Mr. Karney spent over nineteen years with the Federal Government Departments of Defense and the USDA. Mr. Karney is currently a member of the United Fresh Fruit and Vegetable Association, Western Growers Association, Institute of Food Technologists, International Food Processors, Fresh Cut Produce Association, and the Produce Marketing Association. He has also served one year of a three-year term as a director of eFood.

      A personal bankruptcy petition was filed by Mr. Karney on October 25, 2000, and was discharged on February 1, 2001.

      Lindsey Lee, CFO, was a founding partner in Bond, Taylor and Lee, LLP, and for the past five years has been practicing as a licensed attorney, CPA, and Chartered Financial Analyst. Mr. Lee previously held positions with Arthur Andersen and Kenneth Leventhal & Company.

      Scott McFee, Director, from September 1993 through March 2001, held positions in various operational, distribution and production capacities with Del Monte Fresh Produce. In his most recent position he was General Manager for Production and Distribution for Del Monte in Sanger, California, a 250,000 square foot packing and cooling facility. As G.M., Mr. McFee was responsible for a budget of approximately $14 million per year and 230 employees. Prior to Del

Monte, Mr. McFee was employed at Sea-Land Service for seven years in various supervisory and advisory positions. Since March 2001 he has been Vice President of Programming for American Ships in Tampa, Florida. American Ships is a steamship/freight company with vessels that import and export container and break-bulk shipments of produce, dry good, steel, etc. Mr. McFee has served as a director of eFood for one year of a three-year term.

      Raymond Klocke, Director, was Vice-President of Safeway from 1991 until November, 1998. Since that time he has served as president of his own consulting firm, Klocke Advantage, which specializes in services to the produce and procurement industries. Prior to Safeway, Mr. Klocke was Vice-President of Merchandising and Procurement for the Kroger Company in Cincinnati, Ohio. During his twenty-six years at Kroger, he was held accountable for the procurement of over two billion pounds of fresh produce and sales of $85 million while providing leadership to fourteen divisions within the company. Mr. Klocke is a professional speaker at seminars relating to the produce industry, and has held posts as Chairman of the United Way and President of the Produce Marketing Association. Mr.Klocke has served one year of a three-year term as an eFood director.

      Thomas Gunn, Director, is a former Chairman and Chief Executive Officer of Adidas Southwest and a former President of Stroh's Beer of Dallas. He is currently an Advisory Board member for the Republic Bank of Dallas and a board member of Neuhoff Packing Company. Mr. Gunn has for the past ten years been Executive Director of the Arizona Small Business Association and is a founder of the Arizona Forum. He has served one year of a three-year term as a director of eFood Safety.

                             EXECUTIVE COMPENSATION

      No compensation is currently being paid by the company to any of the executives. It is possible that upon completion of equity financing a compensation package will be developed, however there is no time frame for the foreseeable future. The board of directors will determine compensation of executives and shareholders of the company will not have the opportunity to vote on or approve such compensation. The board of directors will be developing a compensation package that will be within industry standards for executives similarly situated with other companies in the same industry.

                     RECENT SALES OF UNREGISTERED SECURITIES

         We issued the following securities within the past two (2) years and were not registered under the Securities Act of 1933. Rather, they were issued pursuant to an exemption from a registration under Section 4 (2) of the Act. Upon organizing the company, the Board of Directors approved a forward stock split after which 12,540,000 shares of our common stock were issued. One Hundred Twenty Thousand (120,000) shares were issued to former officers and directors and 12,420,000 shares were issued to equity contributors. All of the shares were issued on October 9, 2000 for cash consideration of $0.0005, the par value of the stock.

         We issued an additional 16,795,000 shares from out treasury pursuant to the reorganization and assignment of assets of Global Procurement Systems to eFoodsafety.com, Inc. This private placement of securities was also exempt under
Section 4(2) of the act and occurred on October 16, 2000.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to eFoodSafety.com, Inc. regarding beneficial ownership of eFood's common stock at October 16, 2000 and as adjusted to reflect the sale of the shares of common stock in this registration for re-sale by:

o each person known by eFood to be the beneficial owner of more than 5% of eFood's common stock;
o        each of eFood' s directors and executive officers; and
o        all executive officers and directors as a group.

                                     Outstanding       Percentage       Outstanding       Percentage of
                                      Common            of shares         Common        shares beneficially
          Name and Address of        Stock Prior to     Beneficially    Stock After          owned after
            Beneficial Owner         Registration         Owned (1)       Registration     Registration

     Joseph Fiore
     Berkshire Capital
     Management Co., Inc.
     670 White Plains Rd
     Suite 120
     Scarsdale, NY 10583 n        2,292,500            7.81%             2,292,500               7.81%

     Joseph Fiore
     Regency Financial Services,
     Ltd.
     670 White Plains Rd,
     Suite 120
     Scarsdale, NY 10583          2,347,500            8%                2,347,500               8.0%

     Ron Sparkman
     10616 Brown Fox Trail
      Littleton, CO 80125         2,040,000            6.95%             2,040,000               6.95%

     Ron Sparkman
     Stone Castle Keep, Inc.
     10616 Brown Fox Trail
      Littleton, CO 80125         2,040,000            6.95%             2,040,000               6.95%

     Clarence W. Karney
     3244 Oakview Drive
     Visalia, CA 93277            8,397,500           28.63%             8,397,500              28.63%

                                     Outstanding       Percentage       Outstanding       Percentage of
                                      Common            of shares         Common        shares beneficially
          Name and Address of        Stock Prior to     Beneficially    Stock After          owned after
            Beneficial Owner         Registration         Owned (1)       Registration     Registration


     Patricia Ross
     350 West Caldwell Avenue
     Visalia, CA 93277            8,397,500           28.63%             8,397,500              28.63%

     All Officers and Directors as
    a group (4 in number)        16,795,000           57.25%            16,795,000              57.25%


      (1)The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own shares subject to options or warrants exercisable within 60 days of the date of this Prospectus, but shares subject to options or warrants owned by others (even if exercisable within 60 days) are deemed not to be outstanding.

                            DESCRIPTION OF SECURITIES

      The Articles of Incorporation authorize capital stock consisting of 50,000,000 shares of common stock, $0.0005 par value.

Common Stock

      As of October  16,  2000,  there were  29,335,000  shares of common  stock
issued  and  outstanding   that  were  held  of  record  by   approximately   32
shareholders.

      Each outstanding share of common stock is entitled to one vote on all matters to be submitted to a vote of shareholders, except that, upon giving the notice required by law, shareholders may cumulate their votes in the election of directors. Holders do not have preemptive rights, so we may issue additional shares that may reduce each holder's voting and financial interest in our company. The right of holders of our common stock to receive dividends may be restricted by the terms of any shares of our preferred stock issued in the future. If we were to liquidate, dissolve, or wind up our affairs, holders of common stock would share proportionately in our assets that remain after payment of all of our debts and obligations and after any liquidation payments with respect to preferred stock.

Preferred Stock

      There is no provision in the Articles of Incorporation for preferred stock at this time.

Dividends

      We have no plans to pay dividends at this time, and we do not expect to pay dividends on common stock anytime soon. Our board will decide on any future payment of dividends, depending on the results of operations, financial condition, capital requirements, and any other relevant factors.

      At present, there are no provisions in the by-laws that could delay a change in control of the company.

Convertible Notes

       There are no convertible notes outstanding at this time.

                         SHARES ELIGIBLE FOR FUTURE USE

      Upon the effectiveness of this registration statement, eFood will have 12,540,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

      Prior to this registration, no public trading market has existed for shares of eFood common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for eFood's common stock.

                  DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

      eFoodSafety.com, Inc., was incorporated in Nevada on October 28, 1996 as DJH International, Inc., to market products through the Internet. The founder, Michael J. Daniels, saw the need for good products and services to be marketed traditionally and via the World Wide Web and sought opportunities through companies that had the ability to sell and deliver in a timely fashion.

      On October 2, 2000, the company declared a 6 to 1 stock split of its shares of common stock. Subsequently, on October 16, 2000, we entered into an agreement and plan of reorganization with Global Procurement Systems, Inc. whereby we acquired Global. As a result of the acquisition, we issued 16,795,000 shares of common stock in exchange for the outstanding shares of Global and changed our name to eFoodSafety.com, Inc. Upon the merger, Ms. Patricia Ross assumed the official duties as president and brought us to our present path toward development of sanitation services and products in the fruit and vegetable market worldwide.

      We have undergone no bankruptcy, receivership, or similar proceedings.

      We were organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it. At this time, we have completed a merger as per above, and have identified a specific business that we have targeted for operations. This plan of operation assumes that we will be able to raise the necessary funds, through equity and/or debt financing, to finance our food safety products and services business. We presently have no cash on hand and management serves without compensation.

      The company is still considered to be a development stage company. The company has no revenue and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that we will be successful in raising the capital required through the sale of its common stock.

      The U.S. Department of Agriculture has estimated that less than 2% of all fruits and vegetables are pathogen, or "germ", free, at the initial packing point, and less still are provided with a way to continue to eliminate the growth of pathogens during the distribution cycle. Our research, covering the past two years and, along with our process development has demonstrated that our Food Safe Program, utilizing chlorine in conjunction with Food Safe 2600, ozone, or electronic pasteurization virtually eliminated all pesticides and pathogens, including E. Coli, Salmonella, and Listeria, at the packing house or distribution center. Pesticides are chemical sprays used on a product while growing in the field; pathogens are bacteria.

      The Food Safety Program is intended to be complete process that incorporates an application and monitoring system utilizing either existing or custom designed spray applications of Food Safe materials to fresh fruit and vegetables after the initial chlorine bath. A monitoring device will continuously monitor water quality, Oxidation Reduction Potential (ORP), ph, chlorine concentration, and maintains continuous records, that satisfy Hazard Analysis Critical Control Point [HAACP] requirements. The data supplied by the monitoring device is sent to the USDA to insure compliance with HAACP Standards.

         Patent protection will be sought immediately after operations commence. The management has decided to wait until after the Food Safety Program has had a thorough "run-through" in an eFood-approved facility. If any improprieties in their process are detected, although they believe this to be highly unlikely, certain changes will be made with a patent application to follow.

      The program will be marketed locally prior to receiving patent protection. In order to set up a potential customer base, the company will introduce its program to various fruit and vegetable industry players. In addition, the program has been presented to various government officials in order to seek governmental support.

      There will be no up-front cost to the customer involved in the program. We intend to supply machinery and materials. Charges for usage of the program will be based on each unique situation and will be determined on a case-by-case basis.

      The program will use common materials, as will the manufacture of equipment, so we will have a multitude of vending sources from which to choose. In addition, we plan to market our products and services so as not to become dependent on any one customer.

      We plan to market all services, products, and produce from our off-line supply/distribution facilities through outside sales persons and through a web site, http://www.e-foods-safety.com, which is currently under construction.

Competition

       The on-line food-safe products and services marketplace is in its infancy, with no dominant business-to-business leader.

      The fresh fruits, vegetables, and produce industries are extremely competitive and have become highly fragmented over the years. Operators have been attempting to hold or increase market share through the development and operation of traditional sales and distribution outlets. We believe that on-line marketing will be effective, and that others will emulate our business model.

      There are presently, to the best of our knowledge, no companies that provide complete inspection services, processes, and equipment. There are, however, competitors that do provide partial food-safe programs.

      We  will  compete  with  many  different   companies   regarding   certain
commodities in the marketplace including, but not limited to:

         o Dole, Castle & Cook, Del Monte, Baskovitch, Redi Pack, Grimmway Farms, Tony Vitrano, Fresh Express, T & A, Fresh
                  America, Sysco, Wal-Mart, K Mart, Costco, Cub Stores, Super Value, Fresh Point, AmeriServ, Kraft, and Monarch Foods;
         o Safeway, Albertson's, Winn Dixie, Publix, Kroger, Food Lion, Stop & Shop, Wegman's, Giant Foods, Path Mart, Cash & Carry, and Raley's;
         o Burger King, Wendy's, McDonald's, In and Out Burger, Chili's, Subway, Hardee's, Jack-in-the-Box, White House, What-a-Burger, PepsiCo, Hyatt Hotels, Marriott Hotels, and Hilton Hotels.
         o Private inspection services such as McDonald's Inspections and FBI Inspections.

      The only licenses required will be a PACA (Perishable Agricultural Commodities Act) License and a State's License issued by the State Department in each state the company is conducting its business. The Company has not applied for any licenses to date.

      Our Chairman, Mr. Clarence Karney has three decades of experience in this industry, and the processes developed comply with all present governmental and industry standards. There are no applicable environmental laws that require compliance.

      The management team will eventually consist of approximately ten officers and/or directors. Six supervisors will oversee the operations divisions at each distribution center. The employees at each facility will be contracted through local vendors. The company currently has no paid employees. All work contributed by Mr. Karney and his colleagues and associates are on a pro bono basis. The company has no payroll.

                             DESCRIPTION OF PROPERTY

      We have office facilities and equipment that are provided at no charge until we are able to complete our first round of financing. Karney and Associates provides the space at Visalia, California.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      The law firm of Daniels, McGowan & Associates, c/o Richard E. Daniels, Esq., 1201 Allen Market Lane, Suite 200, St. Louis, Missouri 63104, telephone
(314) 621-2728, has been retained to advise the company regarding this filing.

      The audited financial statements of eFoodSafety.com, Inc. included in this Prospectus and elsewhere in the Registration Statement have been audited by Robison, Hill & Co., 1366 East Murray Holladay Road, Salt Lake City, Utah 84117, telephone (801) 272-8045, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance given upon their authority of said firm as experts in accounting and auditing.

                          TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001; telephone
(972) 788-4193.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Section 78(1 )(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws do not include such a provision automatically indemnifying a director, officer, or control person of the corporation, or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

      Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

      We are not obligated to indemnify the indemnitee with respect to (a) acts, omissions or transactions from which the indemnitee may not be relieved of liability under applicable law, (b) claims initiated or brought voluntarily by the indemnitee and not by way of defense, except in certain situations, (c) proceedings instituted by the indemnitee to enforce the Indemnification Agreements which are not made in good faith or are frivolous, or (d) violations of Section 16(b) of the Securities Exchange Act of 1934 or any similar statute.

      While not requiring the maintenance of directors' and officers' liability insurance, if there is such insurance, the indemnitee must be provided with the maximum coverage afforded to Directors, Officers, key employees, agents or fiduciaries, if indemnitee is a director, officer, key employee, agent or fiduciary, respectively. Any award of indemnification to an agent would come directly from our assets, thereby affecting a stockholder's investment.

      These   indemnification   provisions   may  be  broad   enough  to  permit
indemnification of our directors and officers for liabilities (including reimbursement of expenses) arising under the Securities Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      To the best of our knowledge there are no transactions involving any director, executive officer, any nominee for election as a director or officer or any security holder who is a beneficial owner or any member of the immediate family of the same.

         ADDITIONAL DISCLOSURES - MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

         There is no market for our stock. None of our common stock is subject to outstanding options or warrants to purchase or securities convertible into common equity. No dividend for our common stock has been declared in the past two fiscal years or for any other period. Since we presently have no earnings the company does not have the ability to pay dividends and cannot anticipate paying any in the future. There are approximately thirty-one shareholders of our common stock. For a list of all of the shareholders and the percentage of our stock that they each own see page 7, supra.

                             ADDITIONAL INFORMATION

      This prospectus is part of a registration statement on Form SB-2 filed under the Securities Act of 1933, as amended (which is referred to later as the "Securities Act"). This prospectus does not contain all of the information in the Registration Statement and its exhibits. Statements in this prospectus about any contract or other document are just summaries. You may be able to read the complete document as an exhibit to the Registration Statement.

      eFoodSafety.com, Inc., when it becomes a fully reporting company, will have to file reports under the Securities Exchange Act of 1934, as amended (which is referred to later as the "Exchange Act"). You may read and copy the Registration Statement and our report at the Securities and Exchange Commission's (which is referred to later as the "Commission") public reference rooms at 450 Fifth Street, N.W. Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048. (You may telephone the Commission's Public Reference Branch at 800-SEC-0330.) Our Registration Statement and reports will also be available on the Commission's Internet site at http ://www. sec.gov.

      We intend to furnish our stockholders with annual reports containing financial statements audited by an independent public accounting firm after the end of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                       Page

Independent Auditor's Report...........................................................F - 1

Balance Sheets
  April 30, 2001 and 2000,
  and October 31, 2001 (unaudited).....................................................F - 2

Statements of Operations for the
  Years Ended April 30, 2001 and 2000,
  and the Six Months Ended October 31, 2001 (unaudited)................................F - 3

Statement of Stockholders' Equity
  Since October 28, 1996 (Inception) to April 30, 2001
  and to October 31, 2001 (unaudited)..................................................F - 4

Statements of Cash Flows for the
  Years Ended April 30, 2001 and 2000,
  and the Six Months Ended October 31, 2001 (unaudited)................................F - 5

Notes to Financial Statements..........................................................F - 6

                          INDEPENDENT AUDITOR'S REPORT


eFoodSafety.com, Inc.
(Formerly DJH International, Inc.)
(A Development Stage Company)


        We have audited the accompanying balance sheets of eFoodSafety.com, Inc. (formerly DJH International, Inc.) (a development stage company) as of April 30, 2001 and 2000, and the related statements of operations and cash flows for the years ended April 30, 2001 and 2000, and the statement of stockholders' equity since October 28, 1996 (inception) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eFoodSafety.com, Inc. (formerly DJH International, Inc.) (a development stage company) as of April 30, 2001 and 2000, and the results of its operations and its cash flows for the years ended April 30, 2001 and 2000 in conformity with generally accepted accounting principles.

                                                   Respectfully submitted



                                                    /s/Robison, Hill & Co.
                                                   -----------------------------
                                                   Certified Public Accountants

Salt Lake City, Utah
May 8, 2001

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                 (Unaudited)
                                                 October 31,              April 30
                                                               -------------------------------
                                                    2001            2001             2000
                                               --------------- ---------------  --------------

Assets                                         $             - $             -  $            -
                                               =============== ===============  ==============

Liabilities                                    $         4,389 $             -  $            -
                                               --------------- ---------------  --------------

Stockholders' Equity:
  Common Stock, $.0005 Par Value
    Authorized 50,000,000 shares, Issued
    29,335,000 at October 31, 2001 and April 30,
    2001 and 12,540,000 at April 30, 2000               14,668          14,668           6,270
  Paid-In Capital                                       37,097          19,002             630
  Deficit Accumulated During the
    Development Stage                                  (56,154)        (33,670)         (6,900)
                                               --------------- ---------------  --------------

     Total Stockholders' Equity                         (4,389)              -               -
                                               --------------- ---------------  --------------

     Total Liabilities and
       Stockholders' Equity                    $             - $             -  $            -
                                               =============== ===============  ==============









          The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                                  Cumulative
                                                                                    since
                                (Unaudited)                                      October 28,
                                  For the                                            1996
                                Six Months              For the year              inception
                                   Ended                   ended                      of
                                October 31,              April 30,               development
                                              --------------------------------
                                   2001             2001            2000            stage
                              --------------- ---------------- ---------------  --------------

Revenues:                     $             - $              - $             -  $            -

Expenses:                              22,484           26,770               -          56,154
                              --------------- ---------------- ---------------  --------------

     Net Loss                 $       (22,484)$        (26,770)$             -  $      (56,154)
                              --------------- ---------------- ---------------  --------------

Basic & Diluted loss per share$             - $              - $             -
                              =============== ================ ===============

















          The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
             SINCE OCTOBER 28, 1996 (INCEPTION) TO OCTOBER 31, 2001

                                                                                         Deficit
                                                                                       Accumulated
                                                                                          Since
                                                                                       October 28,
                                                                                           1996
                                                                                       Inception of
                                              Common Stock               Paid-In       Development
                                         Shares         Par Value        Capital          Stage
                                     ---------------  --------------  --------------  --------------
Balance at October 28, 1996
(inception)                                        -  $            -  $            -  $            -

October 29, 1996 Issuance of
  Stock for cash                           2,090,000           1,045           5,455               -
Net Loss                                           -               -               -          (6,500)
                                     ---------------  --------------  --------------  --------------

Balance at April 30, 1997 as
originally reported                        2,090,000           1,045           5,455          (6,500)

Retroactive adjustment for 6 to 1
stock split October 2, 2000               10,450,000           5,225          (5,225)              -
                                     ---------------  --------------  --------------  --------------

Restated Balance at April 30, 1997        12,540,000           6,270             230          (6,500)

Net Loss                                           -               -               -               -
                                     ---------------  --------------  --------------  --------------

Balance at April 30, 1998                 12,540,000           6,270             230          (6,500)

Capital contributed by shareholder                 -               -             400               -
Net Loss                                           -               -               -            (400)
                                     ---------------  --------------  --------------  --------------

Balance at April 30, 1999                 12,540,000           6,270             630          (6,900)

Net Loss                                           -               -               -               -
                                     ---------------  --------------  --------------  --------------

Balance at April 30, 2000                 12,540,000  $        6,270  $          630  $       (6,900)

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
             SINCE OCTOBER 28, 1996 (INCEPTION) TO OCTOBER 31, 2001
                                   (continued)

                                                                                         Deficit
                                                                                       Accumulated
                                                                                          Since
                                                                                       October 28,
                                                                                           1996
                                                                                       Inception of
                                              Common Stock               Paid-In       Development
                                         Shares         Par Value        Capital          Stage
                                     ---------------  --------------  --------------  --------------
Balance at April 30, 2000                 12,540,000  $        6,270  $          630  $       (6,900)

October 16, 2000 Shares issued for
  Acquisition of Global Procurement       16,795,000           8,398               -               -

Capital contributed by shareholder                 -               -          18,372               -
Net Loss                                           -               -               -         (26,770)
                                     ---------------  --------------  --------------  --------------

Balance at April 30, 2001                 29,335,000          14,668          19,002         (33,670)

Capital contributed by shareholder                 -               -          18,095               -
Net Loss                                           -               -               -         (22,484)
                                     ---------------  --------------  --------------  --------------

Balance at October 31, 2001
(unaudited)                               29,335,000  $       14,668  $       37,097  $      (56,154)
                                     ===============  ==============  ==============  ==============










             The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                        Cumulative
                                       (Unaudited)                                        Since
                                         For the                                       October 28,
                                        Six Months             For the year                1996
                                          Ended                   ended                Inception of
                                       October 31,              April 30,              Development
                                                      ------------------------------
                                          2,001            2001            2000           Stage
                                     ---------------- --------------  --------------  --------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                             $        (22,484)$      (26,770) $            -  $      (56,154)
Non-Cash Operating Activities:
   Stock issued for Acquisition of
      Global Procurement Systems                    -          8,398               -           8,398
Increase in Accounts Payable                    4,389              -               -           4,389
                                     ---------------- --------------  --------------  --------------
 Net Cash Used in operating activities        (18,095)       (18,372)              -         (43,367)
                                     ---------------- --------------  --------------  --------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
 investing activities                               -              -               -               -
                                     ---------------- --------------  --------------  --------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Issuance of Common Stock                            -              -               -           6,500
Capital contributed by shareholder             18,095         18,372               -          36,867
                                     ---------------- --------------  --------------  --------------
Net Cash Provided by
 Financing Activities                          18,095         18,372               -          43,367
                                     ---------------- --------------  --------------  --------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                         -              -               -               -
Cash and Cash Equivalents
  at Beginning of Period                            -              -               -               -
                                     ---------------- --------------  --------------  --------------
Cash and Cash Equivalents

  at End of Period                   $              - $            -  $            -  $            -
                                     ================ ==============  ==============  ==============

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (continued)

                                                                                       Cumulative
                                       (Unaudited)                                       Since
                                         For the                                      October 28,
                                       Six Months             For the year                1996
                                          Ended                  ended                Inception of
                                       October 31,             April 30,              Development
                                                     ------------------------------
                                          2001            2001            2000           Stage
                                     --------------- --------------  --------------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                           $             - $            -  $            -  $            -
  Franchise and income taxes         $             - $            -  $            -  $            -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

      On October 16, 2000, the Company purchased Global Procurement Systems, Inc. ("GPS"). The purchase price was 16,795,000 shares of common stock in exchange for assets valued at $8,398 .

















             The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2001 AND 2000
              AND THE SIX MONTHS ENDED OCTOBER 31, 2001 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for eFoodSafety.com, Inc. (formerly DJH International, Inc.) (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Reporting

        The unaudited financial statements as of October 31, 2001 and for the six month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of Nevada on October 28, 1996. Since October 28, 1996 the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

        The company has no products or services as of April 30, 2001. The Company was organized as a vehicle to provide methods and products to ensure the safety of fruits and vegetables being marketed worldwide.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2001 AND 2000
            AND FOR THE SIX MONTHS ENDED OCTOBER 31, 2001 (UNAUDITED)
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

 of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Share

        The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                  Per-Share
                                             Income               Shares            Amount
                                             ------               ------            ------
                                          (Numerator)          (Denominator)

                                       For the six months ended October 31, 2001 (unaudited)
                                       -------------------   -----------------  --------------
Basic Loss per Share
Loss to common shareholders           $            (22,484)         29,335,000  $            -
                                      ====================   =================  ==============

                                                 For the year ended April 30, 2001
Basic Loss per Share
Loss to common shareholders           $            (26,770)         21,604,699  $            -
                                      ====================   =================  ==============

                                                 For the year ended April 30, 2000
Basic Loss per Share
Loss to common shareholders           $                  -          12,540,000  $            -
                                      ====================   =================  ==============

        The  effect  of   outstanding   common   stock   equivalents   would  be
anti-dilutive for April 30, 2001 and 2000, and for October 31, 2001 and are thus not considered.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2001 AND 2000
            AND FOR THE SIX MONTHS ENDED OCTOBER 31, 2001 (UNAUDITED)
                                   (Continued)

NOTE 2 - INCOME TAXES

        As of April 30, 2001, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $33,000 that may be offset against future taxable income through 2020. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY - GOING CONCERN

        The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - COMMITMENTS

        As of April 30, 2001 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - COMMON STOCK TRANSACTIONS

        On October 29, 1996, the Company issued approximately 2,090,000 shares of common stock to its officers and directors for payments made on the Company's behalf during its formation in the amount of approximately $6,500.

        On October 2, 2000, the Company declared a 6 to 1 stock split of its shares of common stock, par value $.0005 per share. As a result of the split, 10,450,000 shares were issued and Paid-In

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2001 AND 2000
            AND FOR THE SIX MONTHS ENDED OCTOBER 31, 2001 (UNAUDITED)
                                   (Continued)

NOTE 5 - COMMON STOCK TRANSACTIONS (continued)

Capital was decreased by $5,225. All references in the accompanying financial statements to number of common shares and per-share amounts for 2001 and 2000 have been restated to reflect the stock split.

NOTE 6 - RELATED PARTY TRANSACTIONS

        During the years ended April 30, 2001 and 2000, and the six months ended October 31, 2001, shareholders have paid general and administrative expenses on behalf of the Company. These payments have been treated as paid-in capital to the Company. The amount of paid-in capital contributed by shareholders totaled $18,372 and $-0- for the years ended April 30, 2001 and 2000 respectively, and $18,095 for the six months ended October 31, 2001.

NOTE 7 - ACQUISITION

        On October 16, 2000, the Company entered into an agreement and plan of reorganization with Global Procurement Systems, Inc. ("GPS") whereby the Company acquired GPS. This business combination was accounted for as a purchase with the operations of GPS being included in the income statement from October 16, 2000. As a result of the acquisition, the Company issued 16,795,000 shares of common stock in exchange for the outstanding shares of GPS and changed its name to eFoodSafety.com, Inc.

        These unaudited pro forma condensed combined statements of operations are based on the April 30, 2001 and 2000 historical financial statements of the Company and the unaudited financial statements of GPS, with the Company treated as the acquiring entity for financial reporting purposes. The unaudited pro forma condensed combined statement of operations presents the results of operations of the Surviving Corporation, assuming the acquisitions were completed on May 1, 2000 (for the Year ended April 30, 2001) and May 1, 1999 (for the Year ended April 30, 2000).

        The unaudited pro forma condensed combined financial statements have been prepared by management of the Company and GPS. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of the Company.

                              EFOODSAFETY.COM, INC.
                       (Formerly DJH International, Inc.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2001 AND 2000
            AND FOR THE SIX MONTHS ENDED OCTOBER 31, 2001 (UNAUDITED)
                                   (Continued)

NOTE 7 - ACQUISITION (continued)

                         Unaudited Pro Forma Statements of Operations
                               for the Year Ended April 30, 2001


                                                                                       Pro Forma
                                                (Unaudited)       Pro Forma            Combined
                                eFoodSafety         GPS          Adjustments            Balance
                              --------------- ---------------- ---------------       -------------
Revenues:                     $             - $              - $             -       $           -

Expenses:                              26,770           41,374          (8,398) A            59,746
                              --------------- ---------------- ---------------       -------------

     Net Loss                 $       (26,770)$        (41,374)$         8,398       $     (59,746)
                              --------------- ---------------- ---------------       -------------

                         Unaudited Pro Forma Statements of Operations
                               for the Year Ended April 30, 2000


                                                                                      Pro Forma
                                                (Unaudited)       Pro Forma            Combined
                                eFoodSafety         GPS          Adjustments           Balance
                              --------------- ---------------- ---------------      --------------
Revenues:                     $             - $              - $             -      $            -

Expenses:                                   -          127,041               -             127,041
                              --------------- ---------------- ---------------      --------------

     Net Loss                 $             - $       (127,041)$             -      $     (127,041)
                              --------------- ---------------- ---------------      --------------

        The adjustments to the unaudited pro forma condensed combined statements of operations are described below:

        (A) Reduction of costs which had been expensed by the Company and prior to the acquisition had also been expensed by GPS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws do not include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

      Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

       SEC Filing Fee                                     $          13*
       Printing Expenses                                  $       2,000*
       Accounting Fees and Expenses                       $       3,000*
       Legal Fees and Expenses                            $      15,000*
       Blue Sky Fees and Expenses                         $       5,000*
       Registrar and Transfer Agent Fees                  $         500
       Miscellaneous                                      $       1,000*
       Total                                                   $ 26,513

                               *Estimated Amounts


All expenses of the registration will be borne by eFood.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      The following securities of eFoodSafety.com, Inc. were issued by eFood within the past two (2) years and were not registered under the Securities Act of 1933. Upon incorporation there were 2,090,000 shares of common stock issued pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933, to company officers and directors. Pursuant to a Board resolution of the corporation a forward split of 6 to 1 was completed and a reorganization occurred on October 16, 2000 and an additional 27,245,000 shares were issued from treasury for due consideration from the merging corporation.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

EXHIBIT NUMBER                     DESCRIPTION
------- ------                     -----------
3.1                                Articles of Incorporation
3.2                                Corporate By-Laws
4.1                                Form of Common Stock Certificate
5.1                                Consent and Opinion of Counsel
23.1                               Consent of Robison, Hill & Co.
23.2                               Consent of Richard E. Daniels, Esq. (See 5.1)



ITEM 28. UNDERTAKINGS.

(a)   The undersigned Company hereby undertakes to:

      (1) File, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

            i. Include any prospectus required by Section I (a)(3) of the Securities Act of 1933 (the "Securities Act");

            ii.   Reflect  in  the   prospectus   any  facts  or  events  which,
                  individually or together, represent a fundamental change in the information in the Registration Statement.

            iii. Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of eFood pursuant to the foregoing provisions, or otherwise, eFood has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by eFood of expenses incurred or paid by a Director, Officer or a controlling person of eFood in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, eFood will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Visalia, California, on April 24, 2002.


EFOODSAFETY.COM, INC.


BY:   /s/ Patricia Ross


Patricia Ross
President/Treasurer/Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                               TITLE                         DATE



/s/ Patricia Ross             President, Treasurer, Director      April 24, 2002
 ----------------



/s/ Clarence W. Karney        CEO, Secretary. Director            April 24, 2002
 ---------------------




/s/ Lindsey Lee               Chief Financial Officer             April 24, 2002
 --------------